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                                                                     Exhibit 5

                                 May 4, 1999



Identix Incorporated
510 North Pastoria Avenue
Sunnyvale, California 94086

                     Registration Statement on Form S-8
                     ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Identix Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company filed with the Securities and Exchange Commission on or about May 4, 1999, for the purpose of registering under the Securities Act of 1933, as amended, 2,074,974 shares of its $.01 par value Common Stock (the "Shares"). The Shares are issuable following a merger, effective April 26, 1999 (the "Merger"), among the Company, IDT Holdings, Inc. ("IDT") and ID Acquisition Corp. ("Acquisition Corp."). Pursuant to the Agreement and Plan of Reorganization and Merger among the Company, IDT and Acquisition Corp., dated November 14, 1998, as amended on December 11, 1998, February 3, 1999 and March 16, 1999 (the "Merger Agreement"), the Company assumed options under IDT's 1998 Stock Option/Issuance Plan (the "1998 Plan") and under the Identicator Corporation 1995 Stock Option Plan (the "1995 Plan"). The 2,074,974 Shares are issuable upon exercise of options issued pursuant to the 1998 Plan and 1995 Plan (collectively, the "Plans") and assumed pursuant to the Merger Agreement.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     (a) The Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of April 20, 1999 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     (b)   The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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Identix Incorporated                             HELLER EHRMAN WHITE & MCAULIFFE
May 4, 1999                                                            ATTORNEYS
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     (c)   A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the transactions contemplated by the Merger Agreement and (ii) certifying as to certain factual matters;

     (d) A Certificate of ChaseMellon Shareholder Services, L.L.C., the transfer agent of the Company, dated May 3, 1999, as to the number of shares of Common Stock of the Company outstanding as of April 30, 1999;

     (e)   The Merger Agreement;

     (f)   The Plans; and

     (g)   The Registration Statement.

     This opinion is limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives in cash the full consideration for the Shares as stated in the Plans, (iv) the per share consideration for each Share is greater than the par value of the Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued by the Company, will be validly issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ HELLER EHRMAN WHITE & MCAULIFFE